SPRINT AND CLEARWIRE TO COMBINE WiMAX BUSINESSES, CREATING A NEW
MOBILE BROADBAND COMPANY
Intel, Google, Comcast, Time Warner Cable and Bright House Networks to Invest
$3.2 Billion in Combined Company, at Target Price of $20.00 per Share
Formation of New Company Brings Together the Nation’s Leaders in Communications,
Technology Innovation and Entertainment
New Company to Speed Deployment of First Nationwide Next-Generation
Mobile WiMAX Network
Transaction Designed to Unlock the Potential of Clearwire’s and Sprint’s 4G Assets
New Company to be Led by Seasoned Management Team from Clearwire and Sprint’s
XOHM Business Unit; Board of Directors to Include Leading Wireless
and Cable Executives

NOTE: Sprint and Clearwire executives will discuss this announcement on a conference call today at 8:30 a.m. EDT. Access details are provided near the end of this news release.
KIRKLAND, Wash. and OVERLAND PARK, Kan. — May 7, 2008 — Clearwire Corporation (NASDAQ: CLWR) and Sprint Nextel Corporation (NYSE: S) today announced that they have entered into a definitive agreement to combine their next-generation wireless broadband businesses to form a new wireless communications company.
The new company, which will be named Clearwire, will be focused on expediting the deployment of the first nationwide mobile WiMAX network to provide a true mobile broadband experience for consumers, small businesses, medium and large enterprises, public safety organizations and educational institutions. The new Clearwire expects to dramatically enhance the speed and manner in which customers access all that the Internet has to offer at home, in the office and on the road.
Sprint and Clearwire also announced today that five innovative technology, content and communications leaders — Intel Corporation (NASDAQ: INTC) through Intel Capital, Google Inc. (NASDAQ: GOOG), Comcast Corporation (NASDAQ: CMSCA, CMCSK), Time Warner Cable Inc. (NYSE: TWC), and Bright House Networks — have collectively agreed to invest $3.2 billion into the new company. The investment by the five strategic investors will be based on a target price of $20.00 per share of Clearwire’s common stock, subject to a post-closing adjustment. This adjustment is based upon the trading prices of new Clearwire common stock on the NASDAQ Market over 15 randomly selected trading days during the 30-trading day period ending on the 90th day after the closing date. The price per share will be based upon the volume weighted average price on such days and is subject to a cap of $23.00 per share and a floor of $17.00 per share. In addition, Trilogy Equity Partners, led by wireless veteran John Stanton, will invest directly in the new Clearwire’s common stock.

Upon completion of the proposed transaction, Sprint will own the largest stake in the new company with approximately 51 percent equity ownership on a fully diluted basis assuming an investment price of $20.00 per share. The existing Clearwire shareholders will own approximately 27 percent and the new strategic investors, as a group, will be acquiring approximately 22 percent for their investment of $3.2 billion, both on a fully diluted basis assuming an investment price of $20.00 per share.
Sprint and Clearwire also announced a series of commercial agreements with the strategic investors, including 3G and 4G wholesale agreements.
“For Sprint shareholders, this is an opportunity to unlock and bring visibility to the value of our significant spectrum assets, technology and expertise, by leveraging the technology, applications and distribution strengths of our investors, who together command nearly a half- trillion dollars in market capitalization,” said Dan Hesse, president and chief executive officer of Sprint. “We’ve made an excellent start developing XOHM WiMAX services. Contributing those advances to a strongly backed new company — in which we’ll hold the largest interest — provides Sprint with additional financial flexibility and allows Sprint management to leverage and focus on our core business.
“Additionally, the agreements allowing the new company and our cable company investors to bundle and resell Sprint’s third-generation wireless services strengthen the distribution of our current services while reducing the complexity and enhancing Sprint’s cable relationships,” Hesse added.
Clearwire Chairman Craig O. McCaw, said, “The power of the mobile Internet, which offers speed and mobility, home and away, on any device or screen, will fundamentally transform the communications landscape in our country. We believe that the new Clearwire will operate one of the fastest and most capable broadband wireless networks ever conceived, giving us the opportunity to return the U.S. to a leadership position in the global wireless industry.”
Benjamin G. Wolff, chief executive officer of Clearwire, said, “The combination of robust next-generation mobile WiMAX technology and nationwide spectrum that we believe is optimal for delivering mobile broadband services — coupled with substantial new financial resources, a team of experienced wireless industry veterans, and distribution and technology agreements with some of our nation’s leading communications, technology and content companies — creates what I believe to be a once-in-a-lifetime opportunity.
“Given the complexity of this transaction, we have taken the time and effort to do it right, by thoughtfully leveraging the resources and opportunities that we and our investors are bringing to the table. This transaction is tremendous news for the entire Clearwire team — our shareholders, our customers and our employee-partners, and we look forward to partnering with the talented team from XOHM to achieve our shared vision,” Wolff added.
The strategic investors are among the nation’s leaders in communications technology, chipset development and Internet advertising, content and distribution. It is expected that the new Clearwire will have a time-to-market advantage over competitors in fourth-generation services, supported by strong spectrum holdings and a national footprint. Further, it will build on the strong foundation of Clearwire’s rapidly growing subscriber base of nearly 400,000 wireless broadband customers as of year-end 2007, as well as Sprint’s continued XOHM WiMAX network build-out in certain markets throughout this year.

“This agreement is a historic step forward for WiMAX as it represents the first nationwide deployment of a next-generation mobile broadband Internet in the U.S.,” said Paul Otellini, Intel president and CEO. “The agreement also signifies growing industry support for WiMAX. Given its flexibility, coverage and speed, WiMAX will enable the mobile Internet and is already opening doors to a host of new and exciting applications, devices and business models around the world.”
“Google is a firm believer in supporting new ways for people to access the Internet,” said Eric Schmidt, chief executive officer and chairman of Google. “We are proud to invest in the new Clearwire alongside several leading technology and communications companies, and we believe that its planned WiMAX network will increase the ability for users to get high-speed broadband anytime, anywhere.”
“This is a great coalition of innovative companies that have joined together to create the next generation of mobile wireless products. It is exciting to be on the ground floor of this new venture that we believe will create unprecedented high-speed wireless products and make them available across the nation,” said Brian L. Roberts, chairman and chief executive officer of Comcast Corporation. “This transaction is attractive to us strategically and financially and puts in place very attractive wholesale relationships for access to Sprint’s existing 3G and Clearwire’s 4G networks, giving us complete flexibility to introduce wireless mobility in terms of product innovation and deployment.”
“This exciting new venture enables Time Warner Cable to help shape the next generation of wireless services in ways that will complement and enhance our products and services,” said Glenn Britt, Time Warner Cable’s president and chief executive officer. “We’re committed to giving our customers more control over how and where they can easily connect to what’s important to them - entertainment, information, and each other. The agreements we’re announcing today are a financially prudent way for us to add mobility to our offerings when our customers demand it.”
“We are pleased to join our fellow cable operators as well as the new technology and wireless investors in this strategic venture. This broadband wireless relationship will help us to continue to provide the best possible competitive services for our customers, today and in the future. It is consistent with our commitment to delivering customers the products and services that they desire, whenever and wherever they want,” said Robert J. Miron, chairman and chief executive officer of Bright House Networks.
The new Clearwire expects to offer mobile wireless Internet services on a broad array of new devices that will be made possible by integrated WiMAX chipsets, scalable operating expenses and a commitment to an open architecture.
Mobile WiMAX is a standards-based wireless broadband technology designed to operate multiple times faster than today’s 3G wireless networks. With embedded WiMAX chipsets in laptops, phones, PDAs, mobile Internet devices and consumer electronic equipment, mobile WiMAX technology is expected to allow users to wirelessly access a range of multimedia applications, such as live videoconferencing, recorded video, games, large data files and more — anywhere in the network coverage area.
The transaction has been approved by all of the parties’ boards of directors, and is expected to be completed during the fourth quarter of 2008. The transaction is subject to various closing conditions including, but not limited to, the approval of Clearwire’s stockholders, and receipt of regulatory approvals, including the approval of the Federal Communications Commission and clearance under the Hart-Scott-Rodino Act.
Governance
The new Clearwire’s board of directors will be comprised initially of 13 members, including seven directors to be named by Sprint of whom at least one will be independent; four named by the strategic investors of whom at least one will be independent; one named by Eagle River, the private investment company controlled by wireless pioneer Craig O. McCaw; and one independent member to be nominated by the new company’s Nominating Committee.
The parties currently expect Craig McCaw to serve as non-executive chairman of the board. Along with McCaw, other directors expected to serve for an initial one-year term as new Clearwire board members are Dan Hesse, Sprint’s president and CEO, Brian Roberts, Comcast’s chairman and CEO, and Glenn Britt, Time Warner Cable’s president and CEO. In addition, John Stanton, chairman and CEO of Trilogy Equity Partners and former chairman and CEO of VoiceStream and Western Wireless, is expected to serve on the board.
Overview of the New Clearwire
The new Clearwire will apply for listing of its common stock on the NASDAQ under the ticker “CLWR.” The management team will be led by Benjamin G. Wolff, currently CEO of Clearwire, as the new company’s CEO and Barry West, currently Sprint’s Chief Technology Officer and XOHM business unit leader, as president of the new Clearwire. Staffing for the new Clearwire will include the talent from both Clearwire and Sprint’s XOHM business unit. The headquarters of the new Clearwire will be located in Kirkland, Wash. The new company will continue to have a significant employee presence, including research and development, in Herndon, Va.
The investment by Intel Capital, Google, Comcast, Time Warner Cable and Bright House Networks will be used to advance the development of the new Clearwire’s mobile WiMAX network. This nationwide footprint is underpinned by the substantial next-generation wireless broadband spectrum portfolio that Sprint and Clearwire collectively hold in the United States. The combined wireless spectrum should allow the new Clearwire to achieve greater coverage, cost and operational efficiencies, and bandwidth-utilization than either company could by operating alone. The new Clearwire is targeting a network deployment that will cover between 120 million and 140 million people in the U.S. by the end of 2010.
In addition to spectrum, Sprint will contribute to the new Clearwire certain hardware, software and all of its WiMAX-based trademarks and other WiMAX-related intellectual property. The new Clearwire expects to materially reduce capital and operating expenditures by leveraging Sprint’s existing infrastructure, reducing the cost of building out the mobile WiMAX network nationwide. The new Clearwire expects to utilize Sprint’s towers, fiber network and IT support at favorable bulk rates. Sprint also will realize cost savings for its core business by sharing certain costs of towers and other infrastructure.
The agreements with the strategic investor group define significant new commercial relationships, including:
•	Intel will work with manufacturers to embed WiMAX chips into Intel® Centrino® 2 processor technology-based laptops and other Intel-based mobile Internet devices, and will market the new company’s service in association with Intel’s performance notebook PC brand.

•	Google will partner with the new Clearwire in the development of Internet services, advertising services and applications for mobile WiMAX devices. In addition, Google will be the search provider and a preferred provider of other applications for the new Clearwire’s retail product.

•	Google will partner with the new Clearwire on an open Internet business protocol for mobile broadband devices. The new Clearwire will support Google’s Android operating system software in its future voice and data devices that it provides to its retail customers.

•	Sprint, Comcast, Time Warner Cable, and Bright House Networks will enter into wholesale agreements with the new Clearwire, becoming 4G providers of new Clearwire’s mobile WiMAX service.

•	Comcast, Time Warner Cable, and Bright House Networks and, after completion of the transactions, the new Clearwire, will enter into 3G wholesale agreements with Sprint, becoming bundled providers of Sprint’s wireless voice and data services, expanding the reach of Sprint’s network to more customers, while providing the cable companies a simpler, more effective vehicle to bundle wireless services.

•	Sprint and Google have also entered into an agreement related to Sprint’s mobile services, whereby Google will become the default provider of web and local search services, both of which will be enabled with location information, for Sprint. Sprint will also preload several Google services — including Google Maps for mobile, Gmail and YouTube — on select mobile phones and provide easier access to other Google services.

•	Google and Intel have options to enter into 3G and 4G wholesale agreements with Clearwire and Sprint respectively and have no current plans to do so.
Terms of the Transaction
Under the terms of the agreement, Clearwire will merge into a newly created indirect subsidiary. In the merger, shares of Clearwire’s Class A Common Stock, together with all outstanding options and warrants to purchase shares of Clearwire stock, will be converted into an equivalent number of new shares, options or warrants, respectively, in the new Clearwire. Additionally, all of Clearwire’s outstanding shares of Class B common stock, which are held by Eagle River and Intel, will convert into shares of Clearwire’s Class A Common Stock prior to the merger. Going forward, the shares of the new Clearwire will each have one vote per share. The target price of $20.00 per share implies a total equity value of approximately $3.9 billion for the existing Clearwire business.
Sprint will contribute all of its 2.5 GHz spectrum and its WiMAX-related assets into a subsidiary of the new company. The implied equity valuation of Sprint’s contribution is approximately $7.4 billion which will result in approximately 51 percent ownership, based on the target price of $20.00 per share.
Comcast will invest $1.05 billion, Intel Capital will invest $1.0 billion in addition to its previous investments made in Clearwire, Time Warner Cable will invest $550 million, Google will invest $500 million, and Bright House Networks will invest $100 million, for an aggregate total of $3.2 billion. The investments by Intel Capital, Comcast, Time Warner Cable and Bright House Networks and the contributions from Sprint will be made into a limited liability company subsidiary of the new company. Google will invest directly in the new Clearwire’s Class A common stock. In a separate transaction to occur 90 days after closing, Trilogy Equity Partners will invest $10 million in the purchase of shares of Class A common stock on the same pricing terms as the other investors.

The total transaction value will be approximately $14.5 billion, assuming an investment price of $20.00 per share.
Financial and Legal Advisors
Clearwire was advised by financial advisors Morgan Stanley and JPMorgan, and by legal counsel Davis Wright Tremaine LLP and Kirkland & Ellis LLP. Sprint was advised by financial advisors Citigroup and Lehman Brothers, and by legal counsel King & Spalding LLP, as well as by Jones Day on certain matters.
Conference Call Information
Executives of Clearwire and Sprint will discuss this announcement during a conference call at 8:30 a.m. EDT. The call in numbers are: U.S./Canada: 866-297-0891 or International/Local: 706-679-8981. The conference call passcode is 46844209. The call will be available for replay shortly after it concludes. The replay call number is 800-642-1687 or 706-645-9291 and the replay ID number is 46844209. Slides for the call will be simultaneously webcasted and can be accessed via the Internet at http://investors.clearwire.com or http://www.sprint.com/investors. The conference call will be archived and available for two weeks after the call.
About Clearwire
Clearwire, founded in October 2003 by wireless pioneer Craig O. McCaw, is a provider of simple, fast, portable and reliable wireless high-speed Internet service. Clearwire customers connect to the Internet using licensed spectrum, thus eliminating the confines of traditional cable or phone lines. Headquartered in Kirkland, Wash., the company launched its first market in August 2004 and now offers service in 50 markets across the U.S. as well as in Europe. For more information, visit www.clearwire.com.
About Sprint
Sprint offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint is widely recognized for developing, engineering and deploying innovative technologies, including two wireless networks serving approximately 54 million customers at the end of 2007; industry-leading mobile data services; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. For more information, visit www.sprint.com.
About Intel Capital and Intel
Intel Capital, Intel’s global investment organization, makes equity investments in innovative technology start-ups and companies worldwide. Intel Capital invests in a broad range of companies offering hardware, software, and services targeting enterprise, home, mobility, health, consumer Internet, semiconductor manufacturing and cleantech. Since 1991, Intel Capital has invested more than US$7.5 billion in approximately 1,000 companies in 45 countries. In that timeframe, 168 portfolio companies have gone public on various exchanges around the world and 212 were acquired or participated in a merger. In 2007, Intel Capital invested about US$639 million in 166 deals with approximately 37 percent of funds invested outside the United States. For more information on Intel Capital and its differentiated advantages, visit www.intelcapital.com.
Intel, the world leader in silicon innovation, develops technologies, products and initiatives to continually advance how people work and live. Additional information about Intel is available at www.intel.com/pressroom.
About Google Inc.

Google’s innovative search technologies connect millions of people around the world with information every day. Founded in 1998 by Stanford Ph.D. students Larry Page and Sergey Brin, Google today is a top web property in all major global markets. Google’s targeted advertising program provides businesses of all sizes with measurable results, while enhancing the overall web experience for users. Google is headquartered in Silicon Valley with offices throughout the Americas, Europe and Asia. For more information, visit www.google.com.
About Comcast Corporation
Comcast Corporation (NASDAQ: CMCSA, CMCSK) (http://www.comcast.com) is the nation’s leading provider of entertainment, information and communications products and services. With 24.7 million cable customers, 14.1 million high-speed Internet customers, and 5.2 million voice customers, Comcast is principally involved in the development, management and operation of broadband cable systems and in the delivery of programming content.
Comcast’s content networks and investments include E! Entertainment Television, Style Network, The Golf Channel, VERSUS, G4, PBS KIDS Sprout, TV One, ten Comcast SportsNet networks and Comcast Interactive Media, which develops and operates Comcast’s Internet business. Comcast also has a majority ownership in Comcast-Spectacor, whose major holdings include the Philadelphia Flyers NHL hockey team, the Philadelphia 76ers NBA basketball team and two large multipurpose arenas in Philadelphia.
About Time Warner Cable
Time Warner Cable is the second-largest cable operator in the U.S., with technologically advanced, well-clustered systems located mainly in five geographic areas — New York state (including New York City), the Carolinas, Ohio, southern California (including Los Angeles) and Texas. As of March 31, 2008, Time Warner Cable served approximately 14.7 million customers who subscribed to one or more of its video, high-speed data and voice services, representing approximately 33 million revenue generating units.
About Bright House Networks (BHN)
Bright House Networks is the nation’s 6th largest MSO with 2.4 million customers in several large markets including Bakersfield, California; Birmingham, Alabama; Detroit, Michigan; Indianapolis, Indiana; Orlando, Florida (Central Florida Division) and Tampa Bay, Florida along with several other smaller systems in Alabama and the Florida Panhandle. The high-growth Tampa/Central Florida markets are contiguous and form one of the country’s largest cable clusters. BHN’s corporate locations are in Syracuse, New York and Orlando, Florida.
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SAFE HARBOR
This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding agreements between Sprint and Clearwire and the investors and the benefits to Sprint and Clearwire of the arrangements contemplated by the agreements; plans for the development and deployment of a broadband network based on WiMAX technology; the timing, availability, capabilities, coverage, and costs of the WiMAX network; products and services to be offered on the WiMAX network; the expected closing date of the transaction; and other statements that are not historical facts are forward-looking statements. The words “will,” “would,” “may,” “should,” “estimate,” “project,” ”forecast,” “intend,” “expect,” “believe,” “target,” “designed” and similar expressions are intended to identify forward-

looking statements. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.
Future performance cannot be assured. Actual results may differ materially from those in the forward-looking statements due to a variety of factors, including, but not limited to:
•	the ability of Sprint and Clearwire to complete the merger and other transactions contemplated by the definitive agreements and satisfy the conditions thereunder, including obtaining Clearwire stockholder, FCC and Department of Justice approvals;

•	the uncertainties related to the implementation of each company’s respective WiMAX business strategies;

•	the costs and business risks associated with deploying a WiMAX network and offering products and services utilizing WiMAX technology;

•	the inability of third-party suppliers, software developers and other vendors to perform requirements and satisfy obligations necessary to create products and software designed to support WiMAX features and functionality, under agreements with one or both of Sprint and Clearwire;

•	the impact of adverse network performance;

•	other risks referenced from time to time in each company’s respective filings with the Securities and Exchange Commission, including in the Forms 10-K for the year ended December 31, 2007, in Part I, Item 1A, “Risk Factors.”
Sprint and Clearwire believe the forward-looking statements in this press release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Sprint and Clearwire are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.
Important Additional Information will be Filed with the SEC
In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the Securities and Exchange Commission. CLEARWIRE SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED TRANSACTIONS. The final proxy statement/prospectus will be mailed to shareholders of Clearwire. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, or by directing a request to Clearwire Investor Relations at investorrelations@clearwire.com or (425) 216-4735. In addition, investors and security holders may access copies of the documents filed with the SEC by Clearwire on Clearwire’s website at www.clearwire.com, when they become available.
Participants in Solicitation
Sprint, Clearwire and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information concerning Sprint’s participants is set forth in the proxy statement dated March 27, 2008 for Sprint’s 2008 annual meeting of shareholders as filed with the SEC on Schedule 14A. Information concerning Clearwire’s participants is set forth in the proxy statement dated April 29, 2008 for Clearwire’s annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Sprint and Clearwire in the solicitation of proxies in respect of the proposed transactions will be included in the registration statement and proxy statement/prospectus contained therein, to be filed with the SEC. Once filed, those documents will be available free of charge at the websites of the SEC and Clearwire.
Contacts
For further information, please contact:

Sprint Media Relations:	Clearwire Media Relations:
Leigh Horner	Susan Johnston
703.433.3044	425.766.1585
leigh.horner@sprint.com	susan.johnston@clearwire.com

Sprint Investor Relations:	Clearwire Investor Relations:
Kurt Fawkes	Hope Cochran
800.239.3755	425.216.4735
Investor.relations@sprint.com	hope.cochran@clearwire.com

Intel Media Relations:	Google Media Relations:
Kari Aakre	Jon Murchinson
503.264.1607	650.253.4437
kari.e.aakre@intel.com	jonm@google.com

Comcast Media Relations:	Time Warner Cable Media Relations:
D’Arcy Rudnay	Alex Dudley
215.665.1700	212.364.8229
corporate_communications@comcast.com	alex.dudley@twcable.com

Bright House Networks Media Relations:
Jennifer Mooney
407.210.3165
Jennifer.mooney@mybrighthouse.com